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                                                                     EXHIBIT 11


                            CENTURY BANCSHARES, INC.
                Statement Re: Computation of Per Share Earnings

                                                        Three Months Ended
                                                              March 31,
                                                         1997           1996
                                                     ============   ============
PRIMARY:

Weighted average common shares outstanding             1,209,755      1,175,789

Dilutive effect of stock options                          57,915         57,158

Dilutive effect of stock warrants                         47,914              -
                                                     ------------   ------------

Primary weighted average common share and common
stock equivalents outatnding                           1,315,584      1,232,947
                                                     ============   ============


Net income applicable to common stock                 $  169,904     $  172,840
                                                     ============   ============

Primary earnings per share                                  0.13           0.14
                                                     ============   ============


FULLY DILUTED:

Weighted average common shares outstanding             1,209,755      1,175,789

Dilutive effect of stock options                          65,723         64,865

Dilutive effect of stock warrants                         63,812              -
                                                     ------------   ------------

Fully diluted weighted average common share and
common stock equivalents outatnding                    1,339,290      1,240,654
                                                     ============   ============

Net income applicable to common stock                   $169,904       $172,840
                                                     ============   ============

Fully diluted earnings per share                            0.13           0.14
                                                     ============   ============